Exhibit 99.1

JMP Group Reports First Quarter 2014 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 23, 2014--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2014.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $44.1 million, an increase of 37.6% from $32.0 million for the first quarter of 2013. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $4.4 million, or $0.19 per diluted share, an increase of 21.1% from $3.6 million, or $0.16 per share, for the first quarter of 2013. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $37.7 million, compared to $23.2 million for the first quarter of 2013.
  Net income attributable to JMP Group on a GAAP basis was $4.0 million, or $0.17 per share, compared to a net loss of $1.7 million, or $0.08 per share, for the first quarter of 2013.

“JMP Group had a very good first quarter, driven by record earnings at JMP Securities, which jumped 350% year-over-year to $0.18 per share,” said Chairman and Chief Executive Officer Joe Jolson. “Total operating EPS of $0.19 exceeded expectations and provided a great start to 2014. Adjusted net revenues of $44.1 million grew 38% from a year ago, primarily due to record investment banking revenues of $25.1 million. Our adjusted operating margin improved to 16.0% for the quarter, compared to 14.1% for the whole of 2013, and our operating return on tangible equity increased to 13.6%.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $31.8 million, an increase of 83.3% from $17.4 million for the first quarter of 2013, due to in large part to a substantial increase in investment banking revenues. The broker-dealer segment’s operating margin on adjusted net revenues was 20.5% for the quarter, compared to 9.4% for the first quarter of 2013 and 14.5% for the full year of 2013.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $6.2 million decreased 23.7% from $8.2 million for the first quarter of 2013. For the first quarter of 2014, JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 2.3%.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.1 million, an increase of 20.0% from $0.9 million for the first quarter of 2013. For the first quarter of 2014, there was no net gain or loss on the sale or payoff of loans acquired by JMP Credit in April 2009; while, for the first quarter of 2013, there was a net realized loss of $0.7 million, which included a loan loss provision of $0.9 million in connection with an impaired loan.

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
Broker-dealer	$0.18	$0.12	$0.04
Asset management	0.00	0.04	0.03
Corporate credit management	0.00	0.01	0.00
Operating platform EPS	0.18	0.17	0.07
Investment income	0.13	0.15	0.20
Corporate costs	(0.12)	(0.15)	(0.11)
Operating EPS (diluted)	$0.19	$0.17	$0.16

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were a record $25.1 million, an increase of 106.9% from $12.1 million for the first quarter of 2013.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2014		Dec. 31, 2013		Mar. 31, 2013
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	33	$19,521	26	$10,503	33	$8,914
Debt and convertible securities	6	1,571	9	8,730	10	1,648
Private capital markets and other	1	698	-	-	-	145
Strategic advisory	3	3,263	3	2,639	1	1,400
Total	43	$25,053	38	$21,872	44	$12,107

Brokerage

Net brokerage revenues were $6.7 million, an increase of 28.1% from $5.2 million for the first quarter of 2013.

Asset Management

Asset management-related fee revenues were $6.1 million, a decrease of 22.2% from $7.9 million for the first quarter of 2013 due to a decline in incentive fees. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2014 totaled $1.8 billion, including $952.7 million of funds managed by Harvest Capital Strategies and HCAP Advisors and $845.4 million par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $1.7 billion at December 31, 2013 and $1.2 billion at March 31, 2013. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.0 billion at March 31, 2014.

At March 31, 2014, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 60.8% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $3.7 million, compared to a net realized and unrealized gain of $1.9 million for the first quarter of 2013.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Hedge fund investments	$1,707	$2,317	$1,898

Principal investments:
Investment in Harvest Capital Credit Corporation	(163)	-	-
Other principal investments	55	140	85
Total principal investments	(108)	140	85

Venture investments:
Investment in Harvest Growth Capital funds	(302)	500	(19)
Other venture investments and warrants	289	657	553
Total venture investments	(13)	1,157	534

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	1,586	3,614	2,517

Non-controlling interests in Harvest Growth Capital funds	(5,279)	12,264	(599)

Total principal transaction revenues	$(3,693)	$15,878	$1,918

Included in the net loss of $3.7 million for the quarter ended March 31, 2014 was a loss of $5.3 million attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.7% of Harvest Growth Capital and 2.2% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned loss of $5.3 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized loss of $0.3 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net return on invested capital managed by JMP Credit Advisors was 4.3% for the quarter, compared to 11.2% for the first quarter of 2013.

At March 31, 2014, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $9.1 million, or 1.2% of gross performing loans outstanding at JMP Credit. There were no impaired loans with associated discounts or reserves at March 31, 2014; while, at March 31, 2013, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) with regard to impaired loans equaled $2.6 million, or 0.6% of gross loans outstanding.

A net loan loss provision of $0.5 million for the quarter was recorded at JMP Credit, which is consolidated under GAAP, primarily representing a general reserve in connection with the loan portfolio being accumulated for JMP Credit Advisors CLO III. At March 31, 2014, general loan loss reserves equaled 0.6% of gross performing loans at JMP Credit.

Net Interest Income

Net interest income was $3.8 million, compared to net interest expense of $3.1 million for the first quarter of 2013, when interest expense due to net amortization of liquidity discounts at JMP Credit equaled $8.7 million. Excluding the amortization-related expense for the period, net interest income would have been $5.6 million for the first quarter of 2013. Further excluding net interest income of $1.3 million attributable to Harvest Capital Credit, which, due to its May 2013 initial public offering, is no longer consolidated by JMP Group, net interest income would have been $4.3 million for the first quarter of 2013.

Expenses

Compensation and Benefits

Compensation and benefits expense was $31.4 million, compared to $19.6 million for the first quarter of 2013. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the quarter, compensation and benefits expense was 69.7% of adjusted net revenues, compared to 62.4% for the first quarter of 2013. Further excluding compensation expense related to strategic initiatives, the compensation ratio was 68.4%, compared to 58.5% for the first quarter of 2013. For more information on compensation ratios, please see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $6.5 million, compared to $6.2 million for the first quarter of 2013.

Personnel

At March 31, 2014, the company had 232 full-time employees, compared to 235 at December 31, 2013 and 218 at March 31, 2013.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to JMP Credit Advisors CLO II and JMP Credit Advisors CLO III, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit (prior to its IPO on May 2, 2013), (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and was the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds, however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Revenues:
Non-interest revenues	$34,397	$55,474	$27,338
Net interest income/(expense)	3,760	4,458	(3,141)
General loan loss provision	(497)	(246)	(949)
Total net revenues	37,660	59,686	23,248
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1)(2)	378	386	858
Dividend distribution from Harvest Capital Credit (2)	-	-	257
Less: Net interest income and other revenues from Harvest Capital Credit (2)	-	-	(1,327)
Total net revenues including fee revenues from consolidated entities	38,038	60,072	23,036

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	-	8,740
Loan loss provision – collateralized loan obligations	550	200	-
Unrealized mark-to-market (gain) –
Harvest Capital Credit	-	-	(516)
Net unrealized loss on strategic equity investments and warrants	174	21	157
Non-controlling interests in net unrealized losses/(gains) on Harvest Growth Capital funds	5,297	(12,248)	599
Adjusted net revenues	$44,059	$48,045	$32,016

(1) Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

(2) Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Base management fees:
Fees reported as asset management fees	$2,594	$2,612	$2,365
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	768	697	508
Total base management fees	3,362	3,309	2,873

Incentive fees:
Fees reported as asset management fees	2,919	7,423	4,387
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	(359)	-	350
Total incentive fees	2,560	7,423	4,737

Other fee income:
Fundraising and other fees	223	217	288
Total other fee income	223	217	288

Asset management-related fee revenues:
Fees reported as asset management fees	5,513	10,035	6,752
Fees reported as other income	223	217	288
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	409	697	858
Total asset management-related fee revenues	$6,145	$10,949	$7,898

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio

A compensation ratio expresses GAAP compensation expense as a percentage of GAAP net revenues in a given period. Adjusted compensation ratios are non-GAAP financial measures that utilize adjusted net revenues as the denominator in their calculation. Furthermore, these ratios adjust the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense related to stock-based awards and deferred compensation (so that the compensation expenses used in the numerator are those that correspond to the adjusted net revenues generated in the periods presented) as well as a one-time administrative cost incurred by JMP Group in connection with the initial public offering of Harvest Capital Credit Corporation in May 2013. The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with the company’s strategic investments in new business initiatives.

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Adjusted net revenues	$44,059	$48,045	$32,016

Compensation and benefits	$31,376	$33,366	$19,605

Subtract/(add back):
Compensation expense – stock option grants	395	262	137
Compensation expense – post-IPO RSU grants	853	804	616
Compensation expense – net deferred compensation	(597)	(2,623)	(1,124)
IPO-related administrative expense –
Harvest Capital Credit Corporation	-	450	-
Adjusted compensation and benefits	30,725	34,473	19,976

Subtract:
Compensation expense – strategic initiatives	610	895	1,250
Adjusted non-compensation expense, excluding strategic initiatives	$30,115	$33,578	$18,726

Adjusted ratio of compensation expense to revenues	69.7%	71.8%	62.4%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	68.4%	69.9%	58.5%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to JMP Credit Advisors CLO II and JMP Credit Advisors CLO III, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38%.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2014 and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Net income/(loss) attributable to JMP Group Inc.	$3,998	$3,493	$(1,719)

Add back:
Income tax expense/(benefit)	1,696	3,772	(812)
Income/(loss) before taxes	5,694	7,265	(2,531)

Add back/(subtract):
Compensation expense – stock options	395	262	137
Compensation expense – post-IPO RSUs	853	804	616
Compensation expense – deferred compensation	(597)	(2,623)	(1,124)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	-	-	8,740
Loan loss provision – collateralized loan obligations	545	146	-
IPO-related expense – Harvest Capital Credit	-	450	-
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	(162)
Unrealized mark-to-market loss – strategic equity investments and warrants	174	21	157
Operating income before taxes	7,064	6,325	5,833

Income tax expense (assumed rate of 38%)	2,684	2,403	2,216
Operating net income	$4,380	$3,922	$3,617

Operating net income per share:
Basic	$0.20	$0.18	$0.16
Diluted (1)	$0.19	$0.17	$0.16

Weighted average shares outstanding:
Basic	21,820	21,825	22,607
Diluted (1)	22,806	22,701	22,905

(1) In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2014 was 23,611,899; given that denominator, operating net income per diluted share would have been unchanged, at $0.19.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2014 is set forth below.

	Quarter Ended March 31, 2014

			Corp.		Invest-				HGC	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	Group

Revenues:
Investment banking	$25,143	-	-	$25,143	-	-	$(90)	$25,053	-	$25,053
Brokerage	6,656	-	-	6,656	-	-	-	6,656	-	6,656
Asset management-related fees (1)	50	$6,224	$1,061	7,335	-	-	(1,190)	6,145	$(379)	5,766
Principal transactions (2)	-	-	-	-	$1,760	-	-	1,760	(5,279)	(3,519)
Gain on sale and payoff of loans	-	-	-	-	380	-	-	380	-	380
Net dividend income	-	-	-	-	235	-	-	235	-	235
Net interest income	-	-	-	-	3,777	-	-	3,777	(18)	3,759
Provision for loan losses	-	-	-	-	53	-	-	53	-	53
Adjusted net revenues	31,849	6,224	1,061	39,134	6,205	-	(1,280)	44,059	(5,676)	38,383

Expenses:
Non-interest expense/(income) (3)	25,335	6,432	1,024	32,791	1,360	4,239	(1,190)	37,200	42	37,242

Less: Non-controlling interest (4)	-	(356)	-	(356)	150	-	-	(206)	(5,718)	(5,924)
Operating income/(loss) before taxes	6,514	148	37	6,699	4,695	(4,239)	(90)	7,065	-	7,065

Income tax expense/(benefit)	2,475	56	14	2,545	1,785	(1,611)	(34)	2,685	-	2,685
Operating net income/(loss)	$4,039	$92	$23	$4,154	$2,910	$(2,628)	$(56)	$4,380	-	$4,380

Operating net income/(loss) per share:
Basic	$0.19	$0.00	$0.00	$0.19	$0.13	$(0.12)	$(0.00)	$0.20	-	$0.20
Diluted (5)	$0.18	$0.00	$0.00	$0.18	$0.13	$(0.12)	$(0.00)	$0.19	-	$0.19

(1) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.4 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(2) Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $5.3 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(3) Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $42,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(4) Excludes non-controlling interests totaling $5.7 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

(5) In 2013 and the first quarter of 2014, JMP Group issued restricted stock units, or RSUs, bearing non-forfeitable dividend equivalent rights. GAAP requires RSUs with non-forfeitable dividend equivalent rights to be included in the diluted share count (without applying the treasury method). Management prefers to present a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2014 was 23,611,899; given that denominator, operating net income per diluted share would have been unchanged, at $0.19.

Book Value per Share

At March 31, 2014, JMP Group’s tangible book value per share was $5.97, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013

Total JMP Group stockholders' equity	$130,373	$126,385	$125,238
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	$130,373	$126,385	$125,238

Tangible book value per share	$5.97	$5.79	$5.54

Basic shares outstanding	21,833	21,819	22,609

Quarterly operating ROTE (1)	13.6%	12.5%	11.5%
LTM operating ROTE (1)	11.4%	10.9%	12.5%

(1) Return on tangible equity (ROTE) equals annualized operating net income divided by average tangible stockholders’ equity.

Share Repurchase Activity

During the quarter, JMP Group repurchased 4,656 shares of its common stock at an aggregate price of approximately $33,000, or $7.04 per share. At March 31, 2014, approximately 1.1 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 13, 2014, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2013 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, April 23, 2014. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 31646719.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is an investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Mar. 31, 2014	Dec. 31, 2013

Assets

Cash and cash equivalents	$41,676	$65,906
Restricted cash and deposits	75,550	68,029
Marketable securities owned, at fair value	31,505	29,295
Other investments	180,678	161,773
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	783,326	727,270
Deferred tax assets	13,868	12,492
Other assets	37,212	57,166
Total assets	$1,163,815	$1,121,931

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$14,506	$13,749
Accrued compensation	18,256	51,347
Asset-backed securities issued	713,508	716,423
Line of credit	-	2,895
Note payable	-	15,000
Warehouse credit facility – JMP Credit Advisors CLO III	50,413	-
Bond payable	94,300	46,000
Deferred tax liability	3,841	3,625
Other liabilities	36,036	35,652
Total liabilities	930,860	884,691

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	130,373	126,385
Non-redeemable non-controlling interest	102,582	110,855
Total equity	232,955	237,240
Total liabilities and stockholders' equity	$1,163,815	$1,121,931

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2014	Mar. 31, 2013

Revenues:
Investment banking	$25,053	$12,107
Brokerage	6,656	5,194
Asset management fees	5,544	6,751
Principal transactions	(3,693)	1,917
Gain on sale, payoff and mark-to-market of loans	380	1,089
Net dividend income/(expense)	235	(8)
Other income	222	288
Non-interest revenues	34,397	27,338

Interest income	8,588	8,158
Interest expense	(4,828)	(11,299)
Net interest income/(expense)	3,760	(3,141)

Provision for loan losses	(497)	(949)
Total net revenues	37,660	23,248

Non-interest expenses:
Compensation and benefits	31,376	19,605
Administration	1,722	1,331
Brokerage, clearing and exchange fees	925	887
Travel and business development	851	958
Communications and technology	948	853
Occupancy	825	804
Professional fees	807	1,024
Depreciation	227	226
Other	212	83
Total non-interest expense	37,893	25,771

(Loss) before income tax expense	(233)	(2,523)
Income tax expense	1,696	(812)
Net (loss)	(1,929)	(1,711)
Less: Net (loss)/income attributable to noncontrolling interests	(5,927)	8
Net income/(loss) attributable to JMP Group Inc.	$3,998	$(1,719)

Net income/(loss) attributable to JMP Group Inc. per share:
Basic	$0.17	$(0.08)
Diluted	$0.17	$(0.08)

Weighted average common shares outstanding:
Basic	21,820	22,607
Diluted	23,612	22,607

CONTACT:
Investor Relations Contact
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com